EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

In November 2004, certain of the Company’s United States subsidiaries were merged out of existence. New subsidiaries were formed and certain existing corporate subsidiaries converted to limited liability companies and changed their names. These changes have been reflected in the information included below.

Name of Subsidiary	Incorporated or Organized Under Laws of
United States:
American Flange & Manufacturing Co. Inc.	Delaware
CorrChoice LLC	Delaware
Greif Bros. Service Corp.	Delaware
Greif Nevada Holdings, Inc.	Nevada
Greif Paper, Packaging & Services LLC	Delaware
Greif Receivables Funding LLC	Delaware
Greif Riverville LLC	Delaware
Greif Services LLC	Delaware
Greif U.S. Holdings, Inc.	Nevada
Heritage Packaging Corporation	Delaware
OPC Leasing Corporation	Delaware
Recorr Realty Corp.	Ohio
Sirco Systems, LLC	Delaware
Soterra LLC	Delaware
Tainer Transport, Inc.	Delaware
Greif USA LLC	Delaware
GCC Drum, Inc	Illinois
GCC Fibre Drum, Inc.	New Jersey
STA Timber LLC	Delaware
Greif Delaware Holdings, LLC	Delaware

International:
Lametal del Norte S.A.	Argentina
Greif Argentina S.A.	Argentina
Greif Australia Administration Pty Limited	Australia
Greif Australia Pty Limited	Australia
Van Leer South East Asia Limited Partnership	Australia
Van Leer (SEA) Services Pty Ltd.	Australia
Austro Fass Vertriebs GmbH (51%)	Austria
Greif Coordination Center BVBA	Belgium
Greif Belgium BVBA	Belgium
Greif Insurance Company Limited	Bermuda
Greif Embalagens Industriais do Amazonas Ltda	Brazil
Greif Embalagens Industriais do Brasil Ltda	Brazil
Greif Canada	Canada
Greif Chile S.A.	Chile
Greif Cogas S.A. (51%)	Chile
Greif Asia Pacific Investments PTY Limited	China
Greif (Shanghai) Packaging Co. LTD	China
Greif (Ningbo) Packaging Co., Ltd.	China
Greif (Taicang) Packaging Co Ltd	China
Greif Colombia S.A.	Columbia
Greif Costa Rica S.A.	Costa Rica
Greif Czech Republic a.s. (97.2%)	Czech Republic
Greif Denmark A/S	Denmark
Greif Egypt LLC (75%)	Egypt
Greif France Holdings SAS	France

EXHIBIT 21

(continued)

Name of Subsidiary	Incorporated or Organized Under Laws of
Greif France Investment SAS	France
Greif France SAS	France
Greif Germany Investment GmbH	Germany
Greif Hellas AE	Greece
Greif Guatemala S.A.	Guatemala
Greif Hungary Kft	Hungary
Balmer Lawrie – Van Leer Ltd (40.06%)	India
Proseal Closures Ltd. (51%)	India
Greif Ireland Packaging Ltd.	Ireland
Greif Italia SpA	Italy
Greif Jamaica Ltd.	Jamaica
Nippon Van Leer Limited	Japan
Greif Kenya Ltd	Kenya
Van Leer Packaging Sdn Bhd	Malaysia
Greif Malaysia Sdn Bhd	Malaysia
Greif Packaging (East Coast) Sdn Bhd	Malaysia
Servicios Corporativos Van Leer, S.A. de C.V.	Mexico
Van Leer Mexicana S.A. de C.V.	Mexico
Van Leer Mozambique Limitada (80%)	Mozambique
Greif Packaging Morocco S.A. (60%)	Morocco
Emballagefabrieken Verma BV	Netherlands
Gronystaal B.V.	Netherlands
Paauw Holdings BV	Netherlands
Van Leer Beheer I BV	Netherlands
Van Leer Beheer II BV	Netherlands
Greif Investments B.V.	Netherlands
Greif Nederland BV	Netherlands
Greif Investments B.V.	Netherlands
Greif Nederland Verpakkingen BV	Netherlands
Greif Services BV	Netherlands
Greif Vastgoed BV	Netherlands
Greif Brazil Holding B.V.	Netherlands
Greif Finance BV	Netherlands
Greif International Holding BV	Netherlands
Greif New Zealand Limited	New Zealand
Van Leer Containers Plc. (51%)	Nigeria
Greif Philippines, Inc.	Philippines
Greif Poland Sp. Z.o.o.	Poland
Greif AquaPack Sp. Z.o.o.	Poland
Greif Portugal, Lda.	Portugal
Greif Kazan	Russia
Greif Omsk	Russia
Greif Kazakhstan	Russia
LLC Greif Perm OOO LLC	Russia
Greif Netherlands BV, Rep Office	Russia
LLC Greif VolgaDon	Russia
OOO Greif Vologda	Russia
ZAO Van Leer Upackovka	Russia
ZAO Van Leer Ural	Russia
Greif Singapore Pte Ltd	Singapore
Greif Spain Holdings, SL	Spain
Greif Investments S.A.	Spain

EXHIBIT 21

(concluded)

Name of Subsidiary	Incorporated or Organized Under Laws of
Greif Spain S.A.	Spain
Neptune Plastics (Pty) Ltd	South Africa
Van Leer AP Plastics S.A. (Pty) Ltd.	South Africa
Metal Containers South Africa (Pty) Ltd	South Africa
Greif South Africa Pty Ltd	South Africa
Greif Sweden AB	Sweden
Greif Sweden Holding AB	Sweden
Van Leer Thailand Co. Ltd.	Thailand
Van Leer Containers Ltd	Trinidad
Greif Mimaysan Ambalaj Sanayi SA (75%)	Turkey
Van Leer Supak Ambalaj Sanayi Ticaret Ltd. Sirketti	Turkey
Van Leer Ukraine, LLC	Ukraine
Ecocontainer (UK) Ltd.	United Kingdom
Greif UK Ltd.	United Kingdom
TD&K	United Kingdom
Greif Uruguay SA	Uruguay
Greif Punto Fijo, C.A.	Venezuela
Greif Venezuela Holding, C.A.	Venezuela
Greif Venezuela, C.A.	Venezuela
Greif Zimbabwe Private Ltd	Zimbabwe